FUND PARTICIPATION AGREEMENT
                Stein Roe Variable Investment Trust

                          TABLE OF CONTENTS

ARTICLE I     Sale of Fund Shares ........................3

ARTICLE II.   Representations and Warranties..............6

ARTICLE III.  Prospectus and Proxy Statements; Voting.....8

ARTICLE IV.   Sales Material and Information.............10

ARTICLE V.    Fees and Expenses..........................12

ARTICLE VI.   Diversification and Qualification..........14

ARTICLE VII.  Potential Conflicts and Compliance With
              Shared Funding Exemptive Order.............16

ARTICLE VIII. Indemnification............................19

ARTICLE IX.   Applicable Law ............................25

ARTICLE X.    Termination................................25

ARTICLE XI.   Notices ...................................27

ARTICLE XII.  Miscellaneous..............................28

SCHEDULE A    Contracts..................................32

SCHEDULE B    Designated Portfolios......................33

SCHEDULE C    Administrative Services ...................34

SCHEDULE D    Reports per Section 6.6....................35

SCHEDULE E    Expenses ..................................37



                       PARTICIPATION AGREEMENT
                               AMONG
             GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                 STEINROE VARIABLE INVESTMENT TRUST,
                                and
                  STEIN ROE & FARNHAM, INCORPORATED

     This Agreement, made and entered into as of this lst day of June, 1998 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter "GWL&A"), a Colorado life insurance company, on its own behalf and on behalf of its Separate Account FutureFunds Series Account (hereinafter "FutureFunds" or the "Account"); STEINROE VARIABLE INVESTMENT TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Fund"); and STEIN ROE & FARNHAM, INCORPORATED hereinafter the "Adviser"), a Delaware corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including GWL&A, which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), dated July 1, 1988 (File No. 812-7044), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, FutureFunds is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on November 15, 1983, to set aside and invest assets attributable to the group variable annuity contracts; and

     WHEREAS, GWL&A has registered FutureFunds as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by FutureFunds and the variable annuity contracts supported wholly or partially by FutureFunds under the 1933 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, GWL&A intends to purchase shares of the Portfolio(s) listed in Schedule B attached hereto and incorporated by reference, as it may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account to fund the group variable annuity contracts sold through the FutureFunds (collectively, the "Contracts") and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof, all of which are not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Account to fund the Contracts; and

     NOW, THEREFORE, in consideration of their mutual promises, GWL&A, the Fund and the Adviser agree as follows:



ARTICLE I.        Sale of Fund Shares

     1.1. The Fund agrees to sell to GWL&A those shares of the Designated Portfolio(s) which the Account orders, executing such orders each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, GWL&A shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 11:00 a.m. Mountain time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular session trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by GWL&A and the Account on each Business Day on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for regular session trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3.  The Fund will not sell shares of the Designated
Portfolio(s) to any other Participating Insurance Company, separate account unless an agreement containing provisions substantially the same as Sections 2.1, 3.6, 3.7, 3.8, and Article VII of this Agreement is in effect to govern such sales.

     1.4. The Fund agrees to redeem for cash, on GWL&A's request, any full or fractional shares of the Fund held by GWL&A, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. To the extent permitted by the 1940 Act, requests for redemption identified by GWL&A, or its agent, as being in connection with surrenders, transfers, or death benefits under the Contracts, upon prior written notice, may be executed within seven
(7) calendar days after receipt by the Fund or its designee of the requests for redemption. This Section 1.4 may be amended, in writing, by the parties consistent with the requirements of the 1940 Act and interpretations thereof. For purposes of this
Section 1.4, GWL&A shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 11:00 A.M. Mountain time on the next following Business Day.

     1.5 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

     1.6. GWL&A shall pay for Fund shares by 4:00 p.m. Eastern time on the same Business Day after the Fund receives notice of an order in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

     1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 2:00 p.m. Eastern time on the same Business Day a redemption order is received in accordance with
Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

     1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to GWL&A or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

     1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to GWL&A of any income dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. GWL&A hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. GWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify GWL&A by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.



     1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to GWL&A on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall immediately notify GWL&A as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contractowner Account need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse GWL&A for the costs of adjustments made to correct the Contractowner Account in accordance with the provisions of Schedule E. If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Adviser to GWL&A for crediting of such amounts to the applicable Contractowners Account. Upon notification by the Adviser of any overpayment due to a material error, GWL&A shall promptly remit to the Adviser any overpayment that has not been paid to Contractowners; however, Adviser acknowledges that GWL&A does not intend to seek additional payments from any Contractowner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall GWL&A be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.

     The standards set forth in this Section 1.10 are based on the Parties' understanding of the views expressed by the staff of the Securities and Exchange Commission ("SEC") as of the date of this



Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II.  Representations and Warranties

     2.1. GWL&A represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Section 10-7-401, et.seq. of the Colorado Insurance Law.

     2.2. The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.



     2.4. The Fund represents and warrants that it will make every effort to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of Colorado and any other applicable state to the extent required to perform this Agreement. The Fund further represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of the State of Colorado and all applicable state insurance and securities laws. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. GWL&A and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a "Law Change"), and to keep each other informed of any Law Change that becomes known to either party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Fund has advised GWL&A that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of the Fund's shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

     2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material aspects with the 1940 Act.

     2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

     2.7. The Fund and the Adviser represent and warrant that all of their officers, employees, investment advisers, and other individuals or entities dealing with money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by
Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


     2.8. The Fund will provide GWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in its registration statement or prospectus affecting the Designated Portfolio(s) and any proxy solicitation affecting the Designated Portfolio(s) and consult with GWL&A in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund or Adviser agree to share equitably in expenses incurred by GWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule E attached hereto and incorporated herein by reference.

     2.9. GWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Contracts are currently treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonably basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, GWL&A represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. GWL&A will use every effort to continue to meet such definitional requirements, and it will notify the Fund and the Adviser immediately upon having a reasonable and good faith basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

     3.1. At least annually, the Fund or the Adviser shall provide GWL&A with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as GWL&A may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract). If requested by GWL&A in lieu thereof, the Adviser or Fund shall provide such documentation (including camera-ready copy and/or disk copy of the current prospectus for the Designated Portfolio(s) also need pdf format for digital prospectus) and other assistance as is reasonably necessary in order for GWL&A once each year (or more frequently if the prospectus for the Designated



Portfolio(s) are amended) to have the prospectus for any Unaffiliated Funds and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectuses (and semi-annual and annual reports) for the Designated Portfolio(s) will described only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

     3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contractowners, then the Fund and/or the Adviser shall provide GWL&A with copies of the Fund's SAI or documentation thereof for the Designated Portfolios in such quantities and/or with expenses to be borne in accordance with Schedule E hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners.

     3.3. The Fund and/or the Adviser shall provide GWL&A with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated
Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule E hereof, as GWL&A may reasonably request to permit timely distribution thereof to Contractowners.

     3.4. GWL&A assumes sole responsibility for ensuring that the materials provided by the Fund in accordance with Sections 3.1 through 3.3 are delivered to Contractowners and prospective
Contractowners in accordance with applicable federal and state securities laws and applicable insurance law.

     3.5. It is understood and agreed that, except with respect to information regarding GWL&A provided in writing, GWL&A is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, the Adviser or the Designated Portfolio(s) provided in writing by the Fund or the Adviser, neither the Fund nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

     3.6.  If and to the extent required by law, GWL&A shall:

     (i)  solicit voting instructions from Contractowners;
    (ii) vote the Designated Portfolio(s) shares in accordance with instructions from Contractowners; and



    (iii) vote Designated Portfolio(s) shares for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. GWL&A reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.7. GWL&A shall be responsible for assuring that each of their separate Account holding shares of a Designated Portfolio calculates voting privileges as directed by the Fund and agreed to by the Fund and GWL&A. The Fund agrees to promptly notify GWL&A of any changes of interpretations or amendments of the Shared Funding Exemptive Order.

     3.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

     3.9. GWL&A shall in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held by Contractowners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion. GWL&A will not initiate or solicit Contractowners to initiate any proxy solicitation except to the extent that the failure of GWL&A to so initiate or solicit would under the circumstances, be in contravention with applicable federal or state law.

ARTICLE IV.  Sales Material and Information

     4.1. GWL&A shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that GWL&A develops or proposes to use and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

     4.2. GWL&A shall not give any information or make any representations or statements on behalf of the Fund or Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Adviser, except with the permission of the Fund or the Adviser.

     4.3. The Fund shall furnish, or shall cause to be furnished, to GWL&A a copy of each piece of sales literature or other promotional material in which GWL&A and/or its separate account(s) is named at least ten (10) Business Days prior to its use. No such material shall be used if GWL&A objects to such use within five
(5) Business Days after receipt of such material.

     4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of GWL&A or concerning GWL&A, the Account, or the Contracts other than the information or representations contained in disclosure documents for the Contracts, as such disclosure documents may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by GWL&A or its designee, except with the permission of GWL&A.

     4.5. The Fund will provide to GWL&A at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials designed for use in connection with the Contracts, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities. The Fund will provide to GWL&A at least one copy of any exemptive application and requests for no-action letters at such time as the SEC staff may grant such application or request, to the extent only that such applications and requests relate to the Fund's investment objectives and policies or to the purchase of Fund shares on behalf of the Account to fund the Contracts.



     4.6. GWL&A will provide to the Fund at least one complete copy of all solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V.  Fees and Expenses

     5.1. The Fund shall pay no fee or other compensation to GWL&A under this Agreement, and GWL&A shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule E, Articles III, V, and other provisions of this Agreement.

     5.2. All expenses incident to performance by the Fund and Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule E. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

     5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by GWL&A, as provided in Schedule E.

     5.4. The Fund and Adviser acknowledge that a principal feature of the Contracts is the Contractowner's ability to choose from a number of Unaffiliated Funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios. The Fund and Adviser agree to cooperate with GWL&A in facilitating the operation of the Account and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

     5.5. GWL&A agrees to provide certain administrative services, specified in Schedule C attached hereto and incorporated herein by reference, in connection with the arrangements contemplated by this Agreement. As compensation for the services rendered, as specified in Schedule C hereto, the Adviser agrees to pay GWL&A a monthly Administrative Service Fee based on the percentage per annum on Schedule C hereto applied to the average daily value of the shares of the Designated Portfolio(s) held in the Account with respect to Contracts sold by GWL&A. This monthly Administrative Service Fee is due and payable before the 15th (fifteenth) day following the last day of the month to which it relates. The parties acknowledge and agree that the services referred to in this Section 5.5 and Schedule C hereto are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund.



ARTICLE VI.  Diversification and Qualification

     6.1. The Fund and Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as variable life insurance and/or variable annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation [Section] 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate Account.

     6.2. No shares of Designated Portfolio of the Fund will be sold to the general public.

     6.3. The Fund and Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

     6.4. The Fund or Adviser will notify GWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid
Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

     6.5. Without in any way limiting the effect of Sections 8.2 and 8.3 hereof and without in any way limiting or restricting other remedies available to GWL&A, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to GWL&A and any federal income taxes or tax penalties and interests thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by GWL&A with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure. For purposes of this section 6.5 and Sections 8.2 and 8.3, a failure to comply with Section 817(h) diversification or Subchapter M qualification requirements shall not include any non-compliance with such sections that is corrected within any grace periods allowed under the Code.

     6.6. The Fund at the Fund's expense shall provide GWL&A or its designee with reports certifying compliance with the aforesaid
Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule D and incorporated herein by reference; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

     6.7. GWL&A agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of GWL&A or, to GWL&A's knowledge, or any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or GWL&A otherwise becomes away of any facts that could give rise to any claim against the Fund or the Adviser as a result of such failure or alleged failure:

     (a) GWL&A shall promptly notify the Fund and the Adviser of such assertion or potential claim;

     (b) GWL&A shall consult with the Fund and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

     (c) GWL&A shall use its best efforts to minimize any liability of the Fund and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;



     (d) any written materials to be submitted by GWL&A to the IRS, any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by GWL&A to the Fund and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

     (e) GWL&A shall provide the Fund and the Adviser with such cooperation as the Fund and the Adviser shall reasonably request (including, without limitation, by permitting the Fund and the Adviser to review the relevant books and records of GWL&A) in order to facilitate review by the Fund and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

     (f) GWL&A shall not with respect to any claim of the IRS or any Contractowner that would give rise to a claim against the Fund and the Adviser (i) compromise or settle any claim (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund and the Adviser, which shall not be unreasonably withheld; provided that, GWL&A shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by GWL&A in complying with this clause (f).

ARTICLE VII.  Potential Conflicts and Compliance With Shared
Funding Exemptive Order

     7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate Accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or
(f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform GWL&A if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. GWL&A will report any potential or existing conflicts of which it is aware to the Board. GWL&A will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by GWL&A to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities shall be carried out by GWL&A with a view only to the interests of its Contractowners.

     7.3. If it is determined by a majority of the Board, or a majority of its trustees who are not interested persons of the Fund, the Adviser or any sub-adviser to any of the Designated Portfolios (the "Independent Trustees"), that a material irreconcilable conflict exists, GWL&A and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate Account from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by GWL&A to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, GWL&A may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to GWL&A conflicts with the majority of other state regulators, then GWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs GWL&A in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. GWL&A shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then GWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs GWL&A in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

     8.1.  Indemnification By GWL&A

     8.1(a). GWL&A agrees to indemnify and hold harmless the Fund and the Adviser and each of their officers and directors or trustees and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of GWL&A) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to GWL&A by or on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

    (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by GWL&A or persons under its control) or wrongful conduct of GWL&A or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

   (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or sales literature of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of GWL&A; or

    (iv) arise as a result of any failure by GWL&A to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by GWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by GWL&A, including without limitation Section 2.10 and Section 6.7 hereof.

as limited by and in accordance with the provisions of Sections
8.1(b) and 8.1(c) hereof.

     8.1(b). GWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

     8.1(c). GWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified GWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify GWL&A of any such claim shall not relieve GWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that GWL&A has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, GWL&A shall be entitled to participate, at its own expense, in the defense of such action. GWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from GWL&A to such party of GWL&A's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and GWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.


     8.1(d). The Indemnified Parties will promptly notify GWL&A of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund for which the Indemnified Parties intend to seek indemnification from GWL&A.

     8.2.  Indemnification by the Adviser

     8.2(a). The Adviser agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of GWL&A for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

    (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

   (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature covering the Contracts or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser or Fund; or

    (iv) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund; or

    (vi) to the extent set forth in Section 1.10, arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections
8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

     8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

     8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified


Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). GWL&A agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers and directors in connection with the issuance or sale of the Contracts or the operation of the Account for which GWL&A intend to seek indemnification from the Adviser.

     8.3.  Indemnification By the Fund

     8.3(a). The Fund agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

     (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

    (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

   (iii) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections
8.3(b) and 8.3(c) hereof.

     8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise by subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to any of the Indemnified Parties.

     8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). GWL&A agrees promptly to notify the Fund of the commencement of any litigation or proceedings against itself or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund for which GWL&A intend to seek indemnification from the Fund.

ARTICLE IX.  Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado, without regard to the Colorado Conflict of Laws provisions.

     9.2. This Agreement shall be made subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Termination

     10.1.  This Agreement shall terminate:

     (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement;
     or

     (b) at the option of GWL&A by written notice to the other parties with respect to any Portfolio based upon GWL&A's reasonable and good faith determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

     (c) at the option of GWL&A by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by GWL&A; or

     (d) at the option of the Fund in the event that formal administrative proceedings are instituted against
     GWL&A by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding GWL&A's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares if the Fund reasonably determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GWL&A to perform its obligations under this Agreement; or

     (e) at the option of GWL&A in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if GWL&A reasonably determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform their obligations under this Agreement; or

     (f) at the option of GWL&A by written notice to the Fund and the Adviser with respect to any Portfolio if GWL&A reasonably and in good faith believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

     (g) at the option of either the Fund or Adviser, if (i) the Fund or Adviser, respectively, shall determine, in their sole judgement reasonably exercised in good faith, that GWL&A has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on GWL&A's ability to perform its obligations under this Agreement, (ii) the Fund or Adviser notifies GWL&A of that determination and its intent to terminate this Agreement, and
     (iii) after considering the actions taken by GWL&A and any other changes in circumstances since the giving of such notice, the determination of the Fund or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

     (h) at the option of either GWL&A, if (i) GWL&A shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact upon the Fund's or the Adviser's ability to perform its obligations under this Agreement, (ii) GWL&A notifies the Fund or the Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or the Adviser and any other changes in circumstances since the giving of such notice, the determination of GWL&A shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

     (i) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 10.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

     10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for such termination. Furthermore,

     (a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a), 10.1(g), 10.1(h) or 10.1(i) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

     (b) in the event any termination is based upon the provisions of Section 10.1(d) or 10.1(e) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and


     (c) in the event any termination is based upon the provisions of Section 10.1(b), 10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

     10.3. Effect of Termination. Notwithstanding any termination of this Agreement other than as a result of failure by either the Fund or GWL&A to meet Section 817(h) of the Code diversification requirements, the Fund and the Adviser, shall, at the option of GWL&A, continue to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolios(s) and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by
Article VII of this Agreement.

     10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI.  Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:
          SteinRoe Variable Investment Trust
          One South Wacker Drive, 32nd Floor
          Chicago, IL  60606
          Attention: Legal Department

     If to GWL&A:
          Great-West Life & Annuity Insurance Company
          8515 East Orchard Road
          Englewood, CO 80111
          Attention: Assistant Vice President, Law Department


     If to the Adviser:
          Stein Roe & Farnham, Inc.
          One South Wacker Drive, 32nd Floor
          Chicago, IL  60606
          Attention: Legal Department

ARTICLE XII.  Miscellaneous

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity and/or variable life operations of GWL&A are being conducted in a manner consistent with the Colorado Variable Annuity Life Insurance Regulations, Colorado Variable Annuity Regulations, as applicable, and any other applicable law or regulations.


     12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may, upon the agreement of all parties, be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or other arbitration rules as mutually agreed to by parties and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8. This Agreement or any of the rights or obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.9. GWL&A is hereby expressly put on notice of the limitation of liability as set forth in the Trust Instrument of the Fund and agree that the obligations assumed by the Fund pursuant to this Agreement shall be limited in any case to the Fund and its assets and GWL&A shall seek satisfaction of any such obligation from the shareholders of the Fund or the Adviser, the Trustees, officers, employees or agents of the Fund, or any of them, except to the extent permitted under this Agreement.

     12.10. GWL&A agrees that the obligations assumed by the Adviser pursuant to this Agreement shall be limited in any case to the Adviser and its assets and GWL&A shall not seek satisfaction of any such obligations from the shareholders of the Adviser, the directors, officers, employees or agents of the Adviser, or any of them, except to the extent permitted under this Agreement.

     12.11. The Fund and the Adviser agree that the obligations assumed by GWL&A pursuant to this Agreement shall be limited in any case to GWL&A and its respective assets and neither the Fund nor the Adviser shall seek satisfaction of any such obligation from the shareholders of GWL&A or its directors, officers, employees or agents or any of them, except to the extent permitted under this Agreement.


     12.12. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund.

     12.13. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                      GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                      By its authorized officer,
                      By:     [SIGNATURE]
                      Title:  Assistant Vice President
                      Date:   June 1, 1998

                      STEINROE VARIABLE INVESTMENT TRUST
                      By its authorized officer,
                      By:     KEVIN M. CAROME
                      Title:  Assistant Secretary
                      Date:   June 1, 1998

                      STEIN ROE & FARNHAM, INCORPORATED
                      By its authorized officer,
                      By:     THOMAS W. BUTCH
                      Title:  President- Mutual Funds Division
                      Date:   June 1, 1998



                        SCHEDULE A

Contracts                                Form Numbers
---------                                ------------

FutureFunds



                       SCHEDULE B

Designated Portfolios
---------------------
Stein Roe Balanced Fund, Variable Series


                          SCHEDULE C

                    Administrative Services

     A. Administrative services to purchasers of Contracts shall be the responsibility of GWL&A and not the Fund or the Adviser.
Such services include the provision of properly registered and licensed personnel and systems necessary for all customer servicing and support for both Designated Portfolio(s) and Contract information and questions including:

   respond to Contractowner inquiries
   delivery of prospectus-both Designated Portfolios and Contracts preparation and delivery of quarterly statements maintenance of all Contractowner records provision of tax reporting, as applicable entry of initial and subsequent orders transfer of cash to Designated Portfolio(s) explanation of obligations and characteristics of Designated
     Portfolio(s)
   facilitation of transfers between Designated Portfolio(s) and/or Unaffiliated Funds

     B. For the administrative services provided, GWL&A shall receive a fee of 0.15% per annum of the average daily net asset value of the Designated Portfolio(s) held by GWL&A's customers, payable by the Adviser to GWL&A, such payments being due and payable within 15 (fifteen) days after the last day of the month to which such payment relates.

     C. The Fund will calculate the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.


                            SCHEDULE D
                       Reports per Section 6.6

     With regard to the reports relating to the quarterly testing of compliance with the requirement of Section 817(h) and Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter (45 days for the last quarter) a report to GWL&A in the Form D1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

     With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the Fund will provide a year-end report within 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in any of the quarterly reports, on a weekly basis thereafter, additional interim reports will be provided specifically addressing the problems identified in such report.
If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

     A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

     (a) If, at the Fund's fiscal year end, less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

     (b) If, at the Fund's fiscal year end, thirty percent or greater gross income is derived from the sale or disposition of assets specified in Section 851(b)(3);

     (c) If, at the end of each fiscal quarter end, less than fifty percent of the value of the Fund's total assets consists of assets specified in Sections 851(b)(4)(A); and

     (d) If, at the end of each fiscal quarter end, no more than twenty-five percent of the value of total assets of the Fund is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(4)(B).



                            FORM D1
                     CERTIFICATE OF COMPLIANCE

    I, _______, a duly authorized officers, director or agent of _____ Fund hereby certify that ______ Fund is in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code(the "Code") and the regulations thereunder as required in the Fund Participation Agreement among Great-West Life & Annuity Insurance Company, and ________________ other than the exceptions discussed below:

Exceptions                       Remedial Action
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________
_______________________________  ______________________________

     If no exception to report, please indicate "None."

                   Signed this ___ day of ________, _____.

                   _______________________________________
                   (Signature)

                   By: ___________________________________
                   (Type or Print Name and Title/Position)


                          SCHEDULE E
                           EXPENSES

The Fund and/or Adviser, and GWL&A will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the document.

Item                   Function                  Party Responsible   Party Responsible
                                                 for Coordination    for Expense
--------------------------------------------------------------------------------------
Mutual Fund            Printing of               GWL&A               Fund or Adviser,
Prospectus             combined                                      as applicable
                       prospectuses
--------------------------------------------------------------------------------------
                       Fund or Adviser           GWL&A               Fund or Adviser,
                       shall supply                                  as applicable
                       GWL&A film/disk
                       or such number of
                       Designated Portfolio(s)
                       prospectus(es) as
                       GWL&A requires for
                       printing combined
                       prospectus
--------------------------------------------------------------------------------------
                       Distribution to New       GWL&A               GWL&A
                       and Inforce Clients
--------------------------------------------------------------------------------------
                       Distribution to           GWL&A               GWL&A
                       Prospective Clients
--------------------------------------------------------------------------------------
Mutual Fund            If Required by Fund       Fund or Adviser     Fund or Adviser
Prospectus Update      or Adviser
& Distribution
--------------------------------------------------------------------------------------
                       If Required by GWL&A      GWL&A               GWL&A
--------------------------------------------------------------------------------------
Item                   Function                  Party Responsible   Party Responsible
                                                 for Coordination    for Expense
--------------------------------------------------------------------------------------
Mutual Fund SAI        Printing                  Fund or Adviser     Fund or Adviser
--------------------------------------------------------------------------------------
                       Distribution              GWL&A               GWL&A
--------------------------------------------------------------------------------------
Product Disclosure     Printing                  GWL&A               GWL&A
Documents
--------------------------------------------------------------------------------------
                       Distribution              GWL&A               GWL&A
--------------------------------------------------------------------------------------
Item                   Function                  Party Responsible   Party Responsible
                                                 for Coordination    for Expense
--------------------------------------------------------------------------------------
Proxy Material for     Printing if proxy         Fund or Adviser     Fund or Adviser
Mutual Fund:           required by Law
--------------------------------------------------------------------------------------
                       Distribution              GWL&A               Fund or Adviser
                       (including labor)
                       if proxy required
                       by Law
--------------------------------------------------------------------------------------
                       Printing & distri-        GWL&A               GWL&A
                       bution if required
                       by GWL&A
--------------------------------------------------------------------------------------
Item                   Function                  Party Responsible   Party Responsible
                                                 for Coordination    for Expense
--------------------------------------------------------------------------------------
Mutual Fund Annual &   Printing of               GWL&A               Fund or Adviser
Semi-Annual Report     combined reports
--------------------------------------------------------------------------------------
                       Distribution              GWL&A               GWL&A
--------------------------------------------------------------------------------------
Other communication    If Required by            GWL&A               Fund or Adviser
to New and             Fund or Adviser
Prospective clients
--------------------------------------------------------------------------------------
                       If Required               GWL&A               GWL&A
                       by GWL&A
--------------------------------------------------------------------------------------
Item                   Function                  Party Responsible   Party Responsible
                                                 for Coordination    for Expense
--------------------------------------------------------------------------------------
Other communication    Distribution              GWL&A               Fund or Adviser
to inforce             (including labor)
                       if required by
                       the Fund or Adviser
--------------------------------------------------------------------------------------
                       If Required               GWL&A               GWL&A
                       by GWL&A
--------------------------------------------------------------------------------------
Item                   Function                  Party Responsible   Party Responsible
                                                 for Coordination    for Expense
--------------------------------------------------------------------------------------
Errors in Share Price  Cost of error             GWL&A               Fund or Adviser
calculation pursuant   to participants
to Section 1.10
--------------------------------------------------------------------------------------
                       Cost of admin-            GWL&A               Fund or Adviser
                       istrative work
                       to correct error
--------------------------------------------------------------------------------------
Operations of the      All operations and        Fund or Adviser     Fund or Adviser
Fund                   related expenses,
                       including the cost
                       of registration and
                       qualification of shares,
                       taxes on the issuance
                       or transfer of shares,
                       cost of management of
                       the business affairs of
                       the Fund, and expenses
                       paid or assumed by the
                       fund pursuant to any
                       rule 12b-1 plan
--------------------------------------------------------------------------------------
Operations of the      All operations and        GWL&A               GWL&A
Account                related expenses
--------------------------------------------------------------------------------------